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                                                BASS, BERRY & SIMS PLC
                                       A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                   ATTORNEYS AT LAW
                                                                                            MEMPHIS OFFICE:
        KNOXVILLE OFFICE:                  315 DEADERICK STREET, SUITE 2700            THE TOWER AT PEABODY PLACE
900 SOUTH GAY STREET, SUITE 1700            NASHVILLE, TENNESSEE 37238-0002           100 PEABODY PLACE, SUITE 950
       KNOXVILLE, TN 37902                          (615) 742-6200                       MEMPHIS, TN 38103-2625
         (865) 521-6200                            www.bassberry.com                         (901) 543-5900
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                                November 28, 2000





@plan, Inc.
Board of Directors
Three Landmark Square, Suite 400
Stamford, CT 06901

         RE: TAX DISCUSSION CONTAINED ON FORM S-4 REGISTRATION STATEMENT


Ladies and Gentlemen:

         We have acted as tax counsel to @plan, Inc., a Tennessee corporation (the "Company"), in connection with (i) the Merger, as defined and described in the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of November 17, 2000 (the "Merger Agreement"), among DoubleClick, Inc., a Delaware corporation ("Acquiring"), Atlas Acquisition Corp., a Delaware corporation ("Merger Sub") and the Company, and (ii) the preparation and filing of the DoubleClick Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on November 28, 2000 (the "Registration Statement"), which includes the proxy statement of the Company and the prospectus of Acquiring (the "Proxy Statement/Prospectus"). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

         In connection with this opinion, we have examined the Merger Agreement, the Proxy Statement/Prospectus, and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) that the documents and corporate records that we have examined and the facts and representations concerning the Merger that have come to our attention during our engagement are valid, accurate and complete, and (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. There can be no assurances that the tax consequences described in the Discussion will be accepted by the IRS or, if challenged, by a court.



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Board of Directors
November 28, 2000
Page 2




         Subject to the assumptions set forth above and to the limitations, qualifications, assumptions and caveats set forth in the Proxy Statement/Prospectus under the heading "Summary--Federal Income Tax Considerations" and "The Merger--Federal Income Tax Considerations" (the "Discussion"), we are of the opinion that the Discussion sets forth the material United States federal income tax consequences of the Merger to holders of the Company's common stock who exchange such stock for Acquiring common stock, cash or both pursuant to the Merger Agreement.

         The foregoing opinion does not address all of the United States federal income tax consequences of the Merger. We express no opinion as to the United States federal, state, local, foreign, or other tax consequences, other than as set forth in the Discussion and herein. No opinion is expressed as to any transaction other than the Merger (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation, or assumption stated herein which becomes untrue or incorrect. This letter is furnished to you for use in connection with the Proxy Statement/Prospectus, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Furthermore, in accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm name under the heading "The Merger--Federal Income Tax Considerations" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                       Very truly yours,

                                       /s/ Bass, Berry & Sims

                                       Bass, Berry & Sims PLC